Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-88426) pertaining to the 1994 Stock Option Plan of GTECH Holdings Corporation of our report dated April 11, 1997, with respect to the consolidated financial statements of GTECH Holdings Corporation included in this Annual Report on Form 10-K for the fiscal year ended February 22, 1997.


Providence, Rhode Island
May 19, 1997
                                                        Ernst & Young LLP